Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Vision Global Solutions, Inc.,
455 Notre Dame Street East
Montreal, Quebec, Canada H2Y 1C9

We hereby consent to the inclusion by reference of our audit report dated June 30, 2004, except Note 10, as to which the date is September 10, 2004, of Vision Global Solutions, Inc. for the year ended March 31, 2004, and to all references to our firm included in this Registration Statement on Form S-8.


Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
March 16, 2005